UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2005 (June 10, 2005)

WINDROSE MEDICAL PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-31375	35-216691

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (317) 860-8180

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Windrose Medical Properties Trust (the “Company”) announced today that C. Douglas Hanson, the Company’s Vice President, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, resigned from the Company on June 10, 2005. Mr. Hanson and the Company have no disagreements with respect to any matter, including but not limited to any accounting-related policy or matter. The Company will conduct a search for a replacement to Mr. Hanson. Mr. Hanson will continue in his duties until June 30, 2005. At that time, the Company’s President, Chief Operating Officer and Treasurer, Frederick L. Farrar, will assume Mr. Hanson’s former duties until a suitable replacement to Mr. Hanson is hired by the Company.

Item 7.01 Regulation FD Disclosure.

     On June 15, 2005, the Company issued a press release announcing Mr. Hanson’s retirement from the Company. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statement and Exhibits.

     (c) Exhibits.

99.1          Press release of Windrose Medical Properties Trust dated June 15, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDROSE MEDICAL PROPERTIES TRUST
Date: June 15, 2005	By:	/s/ Daniel R. Loftus
Daniel R. Loftus
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit
Number		Description of Exhibit
99.1	-	Press release of Windrose Medical Properties Trust dated June 15, 2005.